UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2019
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PARKWAY ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	333-209052 (Commission File Number)	47-5486027 (I.R.S. Employer Identification No.)

101 Jacksonville Circle Floyd, Virginia (Address of principal executive offices)	24091 (Zip Code)

Registrant’s telephone number, including area code: (540) 745-4191

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.     Results of Operations and Financial Condition.

On February 11, 2019, Parkway Acquisition Corp. (“Parkway” or the “Company”) furnished a Current Report on Form 8-K that included a press release announcing the Company’s financial results for the fourth quarter and year ended December 31, 2018.  This Form 8-K/A is being filed to revise financial results included within such Form 8-K.

Subsequent to filing the original press release and following discussions with the Company’s outside auditors, the Company determined that certain merger-related expenses which had been recognized by Great State Bank prior to the effective date of the merger, should have been recognized as merger-related expenses by Parkway during the fourth quarter of 2018.  These additional merger-related expenses were due to Great State Bank’s termination of certain vendor contracts which were in effect prior to the effective date of the merger.  The Company’s estimate of total merger-related costs recognized by both Great State Bank and Parkway combined remains unchanged and is in line with pre-merger estimates of $2.1 million.   The impact to Parkway was an increase in merger-related expenses of $749 thousand and a decrease in income tax expense of $162 thousand.  As a result, the previously-reported financial results for the fourth quarter and year ended December 31, 2018 have been revised to reflect the foregoing increase to noninterest expense and decrease to income tax expense during the fourth quarter of 2018.

The impact of the revision on net income for the fourth quarter and year ended December 31, 2018 is a decrease of $587 thousand.  The Company’s revised net income is $798 thousand, or $0.13 per share, for the quarter ended December 31, 2018 and $4.5 million, or $0.81 per share, for the full year 2018.  The book value per share of the Company’s common stock decreased by $0.10 as a result of the revision to $12.17 per share at December 31, 2018. The revision will have minimal impact on the Company’s capital ratios.  The amount of goodwill associated with the acquisition of Great State Bank as of December 31, 2018 decreased to $3.2 million.

In connection with the foregoing, on March 21, 2019, the Company issued a corrected press release reporting its financial results for the fourth quarter and year ended December 31, 2018.  A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated by reference into this Item 2.02.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release originally dated February 11, 2019, as updated March 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKWAY ACQUISITION CORP.
(Registrant)

March 21, 2019	By:	/s/ Blake M. Edwards
Blake M. Edwards
President and Chief Executive Officer

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